UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 6, 2005
Kennametal Inc.
(Exact Name of Registrant as Specified in Its Charter)
Pennsylvania
(State or Other Jurisdiction of Incorporation)

1-5318	25-0900168
(Commission File Number)	(IRS Employer Identification No.)
World Headquarters
1600 Technology Way
P.O. Box 231
Latrobe, Pennsylvania 15650-0231
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (724) 539-5000
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 1.01 Entry into a Material Definitive Agreement

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Item 9.01 Financial Statements and Exhibits

Item 1.01 Entry into a Material Definitive Agreement and
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
On December 6, 2005, the Kennametal Inc. (the “Company”) Board of Directors appointed Markos I. Tambakeras as Executive Chairman of the Company and accepted his resignation as President and Chief Executive Officer of the Company, both effective as of January 1, 2006. In connection therewith, the Company and Mr. Tambakeras entered into an Amended and Restated Executive Employment Agreement, a copy of which is attached hereto as Exhibit 10.1.
Also on December 6, 2005, the Company appointed Carlos M. Cardoso as the Company’s President and Chief Executive Officer of the Company, effective January 1, 2006. In connection with that promotion, Mr. Cardoso entered into an amendment to his current employment agreement with the Company, a copy of which is attached hereto as Exhibit 10.2. In connection with such appointment, it is expected that Mr. Cardoso will join the Board of Directors of the Company on January 1, 2006 or as soon as practicable thereafter.
Mr. Cardoso has been an Executive Vice President and Chief Operating Officer of the Company since January 2005. He also served as the Company’s Vice President and President, Metalworking Solutions and Services Group from April 2003 to December 2004. He was formerly the President of the Pump Division of Flowserve Corporation (a manufacturer of flow management products and services) from August 2001 to March 2003 and Vice President and General Manager, Engine Systems and Accessories, of Honeywell International, Inc. (formerly Allied Signal, Inc., a diversified technology and manufacturing company) from March 1999 to August 2001.
Item 9.01 Financial Statements and Exhibits
(c)	Exhibits
10.1	Amended and Restated Executive Employment Agreement of Markos I. Tambakeras dated December 6, 2005

10.2	Amendment to Employment Agreement of Carlos M. Cardoso dated December 6, 2005

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNAMETAL INC.

Date: December 9, 2005	By:	/s/ David W. Greenfield

David W. Greenfield
Vice President, Secretary and
General Counsel